UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 30, 2009

SPARTAN MOTORS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	0-13611 (Commission File No.)	38-2078923 (IRS Employer Identification No.)

1000 Reynolds Road, Charlotte, Michigan (Address of Principal Executive Offices)	48813 (Zip Code)

517-543-6400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On December 4, 2009, Spartan Motors, Inc. (the “Company”), filed a Current Report on Form 8-K to report that, among other things, the Company had completed the merger of its wholly-owned subsidiary, SMI Sub, Inc., with and into Utilimaster Holdings, Inc., a Delaware corporation (“Holdings”), on November 30, 2009, pursuant to the terms of the Agreement and Plan of Merger dated November 18, 2009, as amended (the “Merger Agreement”) by and among the Company, SMI Sub, Inc., Holdings, Utilimaster Corporation, a Delaware corporation (“Utilimaster”), and John Hancock Life Insurance Company, a Massachusetts life insurance company and the majority stockholder of Holdings.  This amendment is being filed to amend and supplement Item 9.01 of the Form 8-K filed on December 4, 2009 to include the financial statements and pro forma financial information required by parts (a) and (b) of Item 9.01 of Form 8-K.

Item 9.01        Financial Statements and Exhibits

(a)        Financial Statements of Businesses Acquired

Audited Financial Statements for Utilimaster Holdings, Inc. and Subsidiaries for the Years Ended December 31, 2008 and December 31, 2007 and related Unaudited Financial Statements for the Nine Months Ended September 27, 2009 and September 28, 2008.

(b)        Pro Forma Financial Information

Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2009, and Unaudited Pro Forma Condensed Combined Statements of Income for the Nine Months Ended September 30, 2009 and Year Ended December 31, 2008.

(d)       Exhibits

Exhibit No.	Description

23.1	Consent of Independent Auditor.

99.1

Audited Financial Statements for Utilimaster Holdings, Inc. and Subsidiaries for the Years Ended December 31, 2008 and December 31, 2007 and related Unaudited Financial Statements for the Nine Months Ended September 27, 2009 and September 28, 2008.

99.2

Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2009, and Unaudited Pro Forma Condensed Combined Statements of Income for the Nine Months Ended September 30, 2009 and Year Ended December 31, 2008.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 12, 2010	SPARTAN MOTORS, INC. /s/ Joseph M. Nowicki By: Joseph M. Nowicki Its: Chief Financial Officer